   As filed with the Securities and Exchange Commission on November 14, 2001
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            NEOSE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                               13-3549286
       (State or other jurisdiction of       (I.R.S employer Identification No.)
                incorporation)


                                 102 Witmer Road
                                Horsham, PA 19044
                    (Address of Principal Executive Offices)

                  Neose Technologies, Inc. Amended and Restated
                      1995 Stock Option/Stock Issuance Plan
                            (Full title of the Plan)

                                P. Sherrill Neff
                      President and Chief Operating Officer
                            Neose Technologies, Inc.
                                 102 Witmer Road
                           Horsham, Pennsylvania 19044
                     (Name and Address of Agent for Service)

                                 (215) 441-5890
          (Telephone number, including area code of agent for service)

                                 COPIES TO:
      Barry M. Abelson, Esquire              Jeffrey P. Libson, Esquire
         Pepper Hamilton LLP                     Pepper Hamilton LLP
        3000 Two Logan Square                   1235 Westlakes Drive
     Eighteenth and Arch Streets                      Suite 400
Philadelphia, Pennsylvania 19103-2799        Berwyn, Pennsylvania 19312
            (215) 981-4000                         (610) 640-7800

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
  Title of Securities to          Amount to Be         Proposed Maximum          Proposed Maximum           Amount of
       Be Registered              Registered(1)       Offering Price Per        Aggregate Offering        Registration
                                                           Share (2)                  Price (2)                Fee
=========================================================================================================================
  Common Stock, $.01 par           700,000(3)               $29.475                $20,632,500                $5,159
           value
=========================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or certain other capital adjustments.

(2)  Calculated pursuant to Rule 457(h) of the Securities Act of 1933.

(3) Represents the additional shares of Common Stock subject to future grants under the Company's Amended and Restated 1995 Stock Option/Stock Issuance Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement on Form S-8 relates to the registration of an additional 700,000 shares of Common Stock, $.01 par value, of the registrant. The shares are securities of the same class and relate to the same employee benefit plan, the Neose Technologies, Inc. Amended and Restated 1995 Stock Option/Stock Issuance Plan, as those shares registered in the registrant's registration statements on Form S-8, previously filed with the Securities and Exchange Commission on September 8, 1997, February 15, 1996, October 13, 1999 and October 11, 2000. The earlier registration statements on Forms S-8 (Registration Nos. 333-35283, 333-01410, 333-88913 and 333-47718) are hereby incorporated by reference.


ITEM 8. EXHIBITS.

5     Opinion of Pepper Hamilton LLP.

23.1  Consent of Arthur Andersen LLP.

23.2  Consent of Pepper Hamilton LLP (contained in Exhibit 5).

24    Power of Attorney (included on signature page of this Registration
      Statement).

99 Neose Technologies, Inc. Amended and Restated 1995 Stock Option/Stock Issuance Plan, amended as of June 20, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania, on the 14th day of November, 2001.


                                      Neose Technologies, Inc.


                                      By:   /s/ P. Sherrill Neff
                                            ------------------------------
                                            P. Sherrill Neff
                                            President and Chief Operating
                                            Officer


                                POWER OF ATTORNEY
                                -----------------

                  KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Stephen A. Roth and P. Sherrill Neff his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and other registration statements and amendments thereto relating to the Offering contemplated by this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

               Signature                                          Title                                       Date
----------------------------------------    ---------------------------------------------------    ---------------------------
/s/ Stephen A. Roth                         Chief Executive Officer and Chairman of the Board      November 14, 2001
-------------------                         (Principal Executive Officer)
Stephen A. Roth

/s/ A. Brian Davis                          Principal Financial and Accounting Officer             November 14, 2001
------------------
A. Brian Davis

/s/ William F. Hamilton                     Director                                               November 14, 2001
-----------------------
William F. Hamilton

/s/ Douglas J. MacMaster                    Director                                               November 14, 2001
------------------------
Douglas J. MacMaster

/s/ Mark H. Rachesky                        Director                                               November 14, 2001
--------------------
Mark H. Rachesky

/s/ Lindsay Rosenwald                       Director                                               November 14, 2001
---------------------
Lindsay Rosenwald

/s/ Lowell E. Sears                         Director                                               November 14, 2001
-------------------
Lowell E. Sears

/s/ Jerry A. Weisbach                       Director                                               November 14, 2001
----------------------
Jerry A. Weisbach

                                  EXHIBIT INDEX

5     Opinion of Pepper Hamilton LLP.

23.1  Consent of Arthur Andersen LLP.

23.2  Consent of Pepper Hamilton LLP (contained in Exhibit 5).

24    Power of Attorney (included on signature page of this Registration
      Statement).

99 Neose Technologies, Inc. 1995 Amended and Restated Stock Option/Stock Issuance Plan, amended as of June 20, 2001.